                                                                   Exhibit 10.45


                                                     March 8, 2004


name
address


Dear name:

This letter confirms your benefits as an executive of Biogen Idec.(1)

STOCK OPTIONS: You have been designated as a "designated employee" for purposes of Biogen Idec's 2003 Omnibus Equity Plan. If at any time within two years following a corporate transaction (as defined in this plan) your employment with Biogen Idec is terminated by Biogen Idec other than for cause (as defined in this plan), then each outstanding option or other security granted under this plan that is held by you will automatically accelerate so that the option or security immediately becomes fully exercisable and may be exercised for a period of one year following the termination of your employment or, if earlier, until the expiration of the option or security. Please read this plan for more details about the rights of a designated employee in the event of a corporate transaction and any applicable limitations. The same arrangement applies to all outstanding stock options granted to you under the Biogen, Inc. 1985 Non-Qualified Stock Option Plan and the IDEC Pharmaceuticals Corporation 1988 Stock Option Plan.

We encourage you to enter into a 10b5-1 trading plan. These types of plans, when executed according to applicable provisions, enable you to sell Biogen Idec securities on pre-specified conditions (e.g., when the price of a share of Biogen Idec common stock reaches a certain amount) and, therefore, allow you to sell outside quarterly "trading windows", whether or not you then possess material nonpublic information. Biogen Idec will reimburse you for brokerage fees paid by you on sales of Biogen Idec securities pursuant to a 10b5-1 trading plan above those fees (i.e., fees above $0.06/share) that ordinarily would be paid on sales of Biogen Idec securities. (Please note that Smith Barney's fees for sales of Biogen Idec securities pursuant to a 10b5-1 trading plan are the same as for ordinary sales, $0.06/share.)

VACATION: You are entitled to one additional week of vacation over and above the vacation offered to other employees with the same number of years of service.

SUPPLEMENTAL SAVINGS PLAN: You are entitled to participate in Biogen Idec's Voluntary Executive Supplemental Savings Plan. This plan allows you to defer receipt, on a pretax basis, of your base salary and bonuses. Additional information on this plan can be found on the corporate intranet site.

LIFE INSURANCE: Biogen Idec will provide you with life insurance coverage equal to three times your base salary, subject to your successfully meeting the medical standards stated in the executive group term life insurance policy for US employees. Biogen Idec will pay the premiums for this insurance.

SEVERANCE: You will receive a severance benefit of at least [six][nine] months pay and coverage under Biogen Idec's group medical and dental insurance plans in the event your employment is terminated by Biogen Idec other than cause (as defined in the executive severance document attached to this letter). Your severance benefits are explained in greater detail in the executive severance document.

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(1) This letter focuses on benefits different from those provided to other employees; it is not an exhaustive listing of your benefits.

name
date

Page -2-

IRC 280G EXCISE TAXES: In the event of a change in control (as defined in Section 280g of the Internal Revenue Code), compensation paid to an executive as a result of the change in control may trigger a punitive excise tax in addition to ordinary income taxes on the compensation, depending on the amount of the compensation. Biogen Idec will reimburse you for excise tax penalties incurred by you pursuant to IRC Section 280g on compensation paid by Biogen Idec as a result of a change in control, including gains from the exercise of stock options and vesting of restricted shares and the reimbursement for such penalties.

TAX PREPARATION AND/OR FINANCIAL PLANNING: Biogen Idec will provide you with an allowance of up to $[ ]* for use in the preparation of your Federal and/or state income taxes, for tax or financial planning, for estate planning (including preparation of personal wills), and for the purchase of tax preparation software. Please refer to Rick Fisher's memorandum dated February 13, 2004 for details of this benefit and the reimbursement process.

This letter (and the executive severance document) supersedes any prior correspondence and plans relating to the executive benefits described in this letter. Please contact your human resources business partner with any questions.

                                              Sincerely,

                                              /S/ Craig E. Schneier
                                              ----------------------------------
                                              Craig E. Schneier
                                              Executive Vice President - Human
                                                Resources

/bk
Attachment


* See Schedule A
name
date

Page -3-


                  TAX AND FINANCIAL PLANNING REIMBURSEMENT FORM
                                   BIOGEN IDEC

Name
Home address
Home city, state, zip
Telephone number

Please reimburse me for the following products or services in incurred:

Description                                Amount*

------------------------------------       ---------

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Signature
         ---------------------------





Submit items for reimbursement to:

TRIAD
Xxx
Xxx
Xxx








* - Note items must include an invoice in order to be reimbursed.

                                   SCHEDULE A

Tax preparation/Financial Allowance fees

William C. Rohn - $10,000

Executive Vice President - $7,500